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                                                                    EXHIBIT 16.1


                       [DELOITTE & TOUCHE LLP LETTERHEAD]




November 16, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of The L.L. Knickerbocker Co., Inc. dated November 7, 2001, with the exception of the statements made in the last paragraph (part b) as to which we have no basis to agree or disagree.

Yours truly,

/s/ DELOITTE & TOUCHE LLP